EXHIBIT 10.13

June ___, 2014
[Name]
[Address]

Dear [Name]:

As you know, our Swiss parent company, Weatherford International Ltd. (“Weatherford Switzerland”), will soon be merged (the “Merger”) into a new Irish parent company named Weatherford International plc (“Weatherford Ireland”). We expect this to occur on or around June 17th and will keep you apprised of developments.

I am writing pursuant to your [Amended and Restated] Employment Agreement with Weatherford Switzerland dated __________ ___, 201__ (the “Agreement”).

For the sake of administrative convenience and efficiency and in order to comply with various Swiss tax obligations, in conjunction with our move to Ireland, Weatherford Switzerland is assigning your contract (the "Assignment") to Weatherford Management Company Switzerland LLC (“Employment Co.”), a wholly owned subsidiary of Weatherford Switzerland (which will become a wholly-owned subsidiary of Weatherford Ireland as a result of the Merger) , as the new contracting party under the Agreement. Following the Assignment, you will continue to have the same rights under the Agreement as you do now, including without limitation, your titles, duties and responsibilities to Weatherford Ireland as our new parent company, and the location from which you provide us services will not change. Similarly, overall your economic benefits and our obligations owed to you will be unaffected. Further, any triggers under the Agreement such as those relating to a Change of Control or related events would relate to Weatherford Ireland.

This letter is being provided to you as a courtesy to notify you of the Assignment, which will take place immediately prior to the effective time of the Merger (the “Effective Time”). For the avoidance of doubt, the Merger does not constitute a Change in Control for purposes of the Agreement and your employment status and reporting responsibilities will not change as a result of the Merger. Weatherford Ireland will also guarantee all of your rights and Weatherford's obligations under the Agreement. The purpose of this letter is to obtain your consent to the Assignment and to otherwise modify and amend the Agreement to: (i) retain the parties’ intent when entering into the Agreement and (ii) make certain other technical changes in connection with the transactions contemplated by the Merger (including the Assignment). Accordingly and in consideration of the premises herein and other transactions contemplated hereby, including new indemnity agreements to be provided you in conjunction with the Merger, and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that immediately prior to the Effective Time the Agreement will be assigned to Employment Co. and otherwise updated as provided herein.
To implement the Assignment, following the Merger all references to the “Company” in the Agreement will mean either Weatherford Ireland or Employment Co., depending on the context, as follows:
1.    The “Company” will mean Weatherford Ireland when a provision of the Agreement is intended to refer to our public company parent. This includes references to “Affiliated companies,” “Board,” “Change of Control,” “Company’s Assets,” “Corporate Transactions,” and “Subsidiary,” (or similar concepts or terms) as well as annual and equity incentive and other parent company benefit plans; shares, securities or shareholders; your position, duties and/or responsibilities; and acts or omissions in the interest, or to the detriment, of the Company.

2.    The “Company” will mean Employment Co. when a provision of the Agreement refers to your employing entity or related employment (including as to employment, the provision of services, and notice periods; any termination by you or us; non-equity benefits; taxes and withholding; and for purposes of payments, fees and reimbursements under the Agreement). For the avoidance of doubt, restrictive covenants under Sections 9, 10 and 11 of the Agreement (or otherwise found therein) will relate, and run, to the benefit of Weatherford Ireland and Employment Co., and your duties thereunder will be to Weatherford Ireland and its Affiliated companies (including Employment Co.).
Following the Assignment, any notice or communications provided to the Company under Section 14(b) should be sent to Weatherford International, Alpenstrasse 15, 6300 Zug, Switzerland, Attention: Chief Executive Officer, with a copy to Vice President and Co-General Counsel (alex.cestero@weatherford.com). Further, the Agreement will continue to be subject to the laws of the country of your domicile and this notice, together with the Agreement, will constitute the entire agreement between us and you with respect to its subject matter.

Your assistance in this matter is appreciated. If you have any questions in this regard, do not hesitate to contact me.

Capitalized terms used in this notice but not otherwise defined have the meanings set forth in the Agreement.

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Please sign in the space provided below acknowledging your agreement and return a signed copy to me no later than June ___, 2014.

WEATHERFORD INTERNATIONAL LTD., a Swiss joint-stock corporation

Bernard Duroc-Danner Chairman, President & Chief Executive Officer

Agreed and Acknowledged:

EXECUTIVE

Name:
Tile
Date:

Weatherford Management Company Switzerland LLC, a Swiss limited liability company

Name:
Tile
Date:

As of the Effective Time and for the express benefit of the Executive, the undersigned agrees unconditionally to guarantee the payment and performance by Employment Co. of its duties and obligations under the Agreement.

WEATHERFORD INTERNATIONAL PLC, an Irish public limited company

Name:
Tile
Date: